Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 13 to Form S-11 to Registration Statement No. 333-163411 on Form S-3 of our report dated March 5, 2014, relating to the financial statements and financial statement schedule of Signature Office REIT, Inc. (formerly Wells Core Office Income REIT, Inc.) appearing in this Annual Report on Form 10-K of Signature Office REIT, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 5, 2014